Exhibit 99.1

China America Holdings Confirms Fiscal 2010 Financial Outlook and Sees Improving Market Trends Leading to a Significantly Stronger Performance in Fiscal 2011

SHANGHAI, CHINA--(09/08/10) - China America Holdings, Inc. (OTC.BB:CAAH), a holding company operating in China that owns 56% of China based subsidiary Shanghai Aohong Chemical Co., Ltd., announced today that management is reiterating its financial outlook for its current fiscal year ending September 30, 2010 and sees improving market trends leading to a significantly stronger performance in its fiscal year ending September 30, 2011.

With our 8,000 metric tons production facility in Tianjin now fully operational and the market demand for our refrigerant products continuing to rise, we are reiterating our current financial outlook for fiscal 2010 of revenues at its Shanghai Aohong subsidiary exceeding $50 million with net income of $1.5 million. On a consolidated basis, accounting for its 56% ownership of Shanghai Aohong, management also expects overall net income to range between $500,000 and $800,000 in fiscal 2010. Additionally, current market trends continue to improve heading into fiscal 2011 and management now sees strong growth continuing at our Shanghai Aohong subsidiary and believes fiscal 2011 revenue will exceed $75 million with net income ranging between $2 and $3 million and net income of $1 to $1.6 million on a consolidated basis.

Mr. Shaoyin Wang, CEO of China America Holdings, commented, “As we near the end of fiscal 2010, we anticipate a record performance for our company. Our new facility has expanded our distribution capabilities and favorable market trends look to continue for the foreseeable future as we look forward to fiscal 2011. We are confident that our strong sales momentum will lead to another record year in top and bottom line performance in fiscal 2011 and our entire team is dedicated to building our company for the benefit of our shareholders."

About China America Holdings, Inc.

China America Holdings, Inc. is a holding company which owns a 56% stake in Shanghai Aohong Chemical Co., Ltd. based in Shanghai, China. Shanghai Aohong Chemical Co., Ltd. is a distributor of assorted liquid coolants which are utilized in a variety of applications, primarily as refrigerants in air conditioning systems for automobiles, residential and commercial air conditioning systems, and a manufacturer of steel non-refillable cylinders. For more information, please visit http://www.caah.us.

Safe Harbor Statement

China America Holdings, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our ability to secure financing, as well as our belief about our sales momentum, pricing strategy, ability to grow, and our expectations regarding our expectations regarding growth of the refrigerant market, revenues, margins, net income and earnings.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-KT for the transition year ended September 30, 2009.

Contact:

Contact:
China America Holdings, Inc.
Lillian Wong
U.S. Representative
954-363-7333 ext. 317